Exhibit 99

NIC Reports Third Quarter 2008 Net Income of $3.1 Million on 17% Increase in Portal Revenues

OLATHE, Kan.--(BUSINESS WIRE)--November 6, 2008--NIC Inc. (NASDAQ: EGOV) today announced net income of $3.1 million and earnings per share of five cents on total revenues of $24.9 million for the three months ended September 30, 2008. Operating income was $4.5 million for the quarter, a two percent increase over third quarter 2007. The company reported net income of $3.8 million and earnings per share of six cents on total revenues of $21.6 million in third quarter 2007.

Third quarter 2008 results include an income tax expense reduction of approximately $0.2 million. Absent this item, net income would have been $2.8 million, or four cents per share. Third quarter 2007 results include a gain of $0.5 million on the sale of a minority investment and an income tax expense reduction of $0.5 million. Absent these items, net income would have been $2.8 million or four cents per share in the prior year quarter.

Quarterly portal revenues were $24.1 million, a 17 percent increase over third quarter 2007. On a same state basis, portal revenues grew 10 percent in the third quarter. Same-state non-DMV transaction-based revenues grew 26 percent over third quarter 2007 through strong performance in hunting and fishing, vehicle, and professional licensing services. Same-state DMV revenues grew two percent over third quarter 2007.

NIC’s portals launched 65 new non-DMV revenue-generating services and another 153 applications are in the development pipeline. NIC has launched a total of 327 new non-DMV revenue-generating applications year-to-date and is on pace to break last year’s record of 368 new revenue-generating non-DMV services.

“For the third consecutive quarter, our core portal business has delivered strong organic revenue growth, with non-DMV revenue growth above 25 percent on a same state basis,” said Harry Herington, Chairman of the Board and Chief Executive Officer of NIC. “While the current economic conditions are creating challenges for many companies, we are pleased with the stable and consistent performance of our portals.”

Selling and administrative expenses were $5.5 million in the current quarter compared to $5.2 million in the third quarter of 2007. As a percentage of portal revenues, selling and administrative expenses were 23 percent in the current quarter, down from 25 percent in the same period last year.

At September 30, 2008, NIC’s cash and investments totaled $62.4 million. In October 2008, the broker-dealer of NIC’s auction-rate securities repurchased all of the Company’s auction-rate securities at par value, which totaled approximately $6.9 million.

Operating Highlights

During the third quarter, multiyear portal management contract renewals were approved by West Virginia (http://www.WV.gov), Vermont (http://www.Vermont.gov) and Kansas (http://www.Kansas.gov). NIC has never lost a contract renewal or competitive rebid opportunity.

For the second consecutive year, eight NIC partners were among the top 10 finalists in the Center for Digital Government’s annual Best of the Web competition, with Virginia (http://www.Virginia.gov) receiving the first place award. NIC’s partners also took home seven Digital Government & Education Achievement Awards, which singles out specific sites and online services. In the Center for Digital Government’s biannual Digital States Survey of technology use in state government, five partners were among the top 10 finalists and Utah (http://www.Utah.gov) was ranked best in the nation.

“We are proud to continue our long-term eGovernment public-private partnerships in West Virginia, Vermont, and Kansas and thank our partners for their votes of confidence,” concluded Herington. “We also salute Virginia, Utah, and our other award-winning partners for their ongoing commitment to excellence.”

2008 Outlook Reaffirmed

For full-year 2008, NIC reaffirms its previous guidance: Total revenues of $98.5 - $100.7 million, portal revenues of $95.0 - $97.0 million, and software and services revenues of $3.5 - $3.7 million. The Company also anticipates operating income between $17.0 - $18.5 million and net income of $10.7 - $11.7 million. NIC's projections do not include any new portal contracts.

“NIC’s core business continues to show resilience against the broader economic downturn,” said Steve Kovzan, Chief Financial Officer of NIC. “Coupled with our healthy pipeline for new portal opportunities and proven ability to effectively develop and market new eGovernment services, we remain optimistic about our near- and longer-term growth prospects.”

Third Quarter Earnings Call Webcast Details

Webcast Information

To sign in and listen: The Webcast system is available at http://www.nicusa.com/investor.

A replay of the Webcast will be available until 11:00 p.m. (EST) on February 5, 2009, by visiting http://www.nicusa.com/investor.

The conference call replay will also be available via Podcast download by visiting http://www.nicusa.com/investor.

About NIC

NIC is nation’s leading provider of official government portals, online services, and secure payment processing solutions. The company’s innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. NIC provides eGovernment solutions for 2,900 federal, state, and local agencies that serve more than 70 million people in the United States. Additional information is available at http://www.nicusa.com.

The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2007 Annual Report on Form 10-K filed on March 17, 2008, with the Securities and Exchange Commission, and in NIC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the SEC on November 6, 2008.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Portal revenues	$ 24,147	$ 20,699	$ 72,564	$ 61,177
Software & services revenues	794	859	2,758	2,491
Total revenues	24,941	21,558	75,322	63,668
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	13,502	10,844	39,214	31,718
Cost of software & services revenues, exclusive of depreciation & amortization	541	479	1,681	1,442
Selling & administrative	5,520	5,207	17,305	15,772
Depreciation & amortization	903	632	2,648	1,744
Total operating expenses	20,466	17,162	60,848	50,676
Operating income	4,475	4,396	14,474	12,992
Other income (expense):
Interest income	140	362	583	1,260
Gain on affiliate investments	-	508	-	508
Other expense, net	(5)	-	(24)	-
Total other income	135	870	559	1,768
Income before income taxes	4,610	5,266	15,033	14,760
Income tax provision	1,550	1,476	5,805	5,472
Net income	$ 3,060	$ 3,790	$ 9,228	$ 9,288

Basic net income per share	$ 0.05	$ 0.06	$ 0.15	$ 0.15
Diluted net income per share	$ 0.05	$ 0.06	$ 0.15	$ 0.15

Weighted average shares outstanding
Basic	62,724	61,905	62,449	61,776
Diluted	62,971	62,537	62,864	62,255

Key Financial Metrics:
Revenue growth - outsourced portals	17%	20%	19%	18%
Same state revenue growth - outsourced portals	10%	19%	12%	16%
Recurring portal revenue percentage	94%	94%	92%	94%
Gross profit % - outsourced portals	44%	48%	46%	48%
Selling & administrative as a % of portal revenue	23%	25%	24%	26%
Operating income margin as a % of portal revenue	19%	21%	20%	21%

Portal Revenue Analysis:
DMV transaction-based	$ 11,745	$ 11,171	$ 35,445	$ 33,906
Non-DMV transaction-based	8,800	7,128	25,427	20,409
Software development & portal management	3,602	2,400	11,692	6,862
	$ 24,147	$ 20,699	$ 72,564	$ 61,177

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$ 55,510	$ 38,236
Short-term investments	6,854	17,600
Trade accounts receivable	33,281	28,149
Unbilled revenues	348	720
Deferred income taxes, net	7,033	6,746
Prepaid expenses & other current assets	2,289	2,143
Total current assets	105,315	93,594
Property and equipment, net	6,739	6,110
Deferred income taxes, net	5,190	10,809
Other assets	1,251	863
Total assets	$ 118,495	$ 111,376

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 44,136	$ 36,498
Accrued expenses	8,215	6,848
Application development contracts	246	353
Other current liabilities	1,017	99
Total current liabilities	53,614	43,798

Other long-term liabilities	1,036	714
Total liabilities	54,650	44,512

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, no par, 200,000 shares authorized 62,760 and 62,031 shares issued and outstanding
	-	-
Additional paid-in capital	153,590	165,934
Accumulated deficit	(89,674)	(98,902)
Accumulated other comprehensive loss	(71)	-
	63,845	67,032
Less treasury stock	-	(168)
Total shareholders' equity	63,845	66,864
Total liabilities and shareholders' equity	$ 118,495	$ 111,376
NIC INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(UNAUDITED)
Thousands

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive	Treasury
	Shares	Amount	Capital	Deficit	Loss	Stock	Total
Balance, January 1, 2008	62,031	$ -	$ 165,934	$ (98,902)	$ -	$ (168)	$ 66,864
Net income	-	-	-	9,228	-	-	9,228
Unrealized holding loss on marketable securities	-	-	-	-	(71)	-	(71)

Cash dividends on common stock	-	-	(15,709)	-	-	-	(15,709)
Retirement of treasury stock	-		(168)	-	-	168	-
Shares surrendered upon vesting of restricted stock to satisfy tax withholdings
	(58)	-	(438)	-	-	-	(438)
Stock options exercises and restricted stock vestings
	725	-	1,862	-	-	-	1,862
Stock-based compensation	-	-	1,829	-	-	-	1,829
Issuance of common stock under employee stock purchase plan
	62	-	280	-	-	-	280
Balance, September 30, 2008	62,760	$ -	$ 153,590	$ (89,674)	$ (71)	$ -	$ 63,845

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$ 3,060	$ 3,790	$ 9,228	$ 9,288
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation & amortization	903	632	2,648	1,744
Stock-based compensation expense	601	396	1,829	1,260
Application development contracts	(36)	(41)	(107)	(121)
Deferred income taxes	1,699	1,787	5,332	5,193
(Gain) on affiliate investments	-	(508)	-	(508)
Impairment loss on property and equipment	-	164	-	164
Loss on disposal of property and equipment	5	-	24	-
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable	1,107	(2,561)	(5,132)	(2,144)
Decrease in unbilled revenues	243	96	372	724
(Increase) in prepaid expenses & other current assets	(642)	(444)	(146)	(277)
(Increase) decrease in other assets	(10)	-	(10)	2
Increase in accounts payable	6,172	6,483	7,638	2,461
Increase in accrued expenses	871	384	929	1,480
Increase (decrease) in other current liabilities	649	(169)	918	(65)
Increase (decrease) in other long-term liabilities	322	(511)	322	(389)
Net cash provided by operating activities	14,944	9,498	23,845	18,812
Cash flows from investing activities:
Purchases of property and equipment	(891)	(961)	(3,118)	(2,618)
Capitalized internal use software development costs	(153)	(177)	(561)	(358)
Purchases of investments	-	(10,000)	(1,000)	(12,000)
Sales and maturities of investments	25	-	11,675	45,008
Proceeds from sale of affiliate	-	508	-	508
Net cash provided by (used in) investing activities	(1,019)	(10,630)	6,996	30,540
Cash flows from financing activities:
Cash dividends on common stock	-	-	(15,709)	(46,730)
Proceeds from employee common stock purchases	-	-	280	239
Proceeds from exercise of employee stock options	10	300	1,862	806
Net cash provided by (used in) financing activities	10	300	(13,567)	(45,685)
Net increase (decrease) in cash and cash equivalents	13,935	(832)	17,274	3,667
Cash and cash equivalents, beginning of period	41,575	41,244	38,236	36,745
Cash and cash equivalents, end of period	$ 55,510	$ 40,412	$ 55,510	$ 40,412
Other cash flow information:
Income taxes paid	$ 108	$ 138	$ 577	$ 741

CONTACT:
NIC Inc.
Nancy Beaton, 913-754-7054
nbeaton@nicusa.com